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                                                                   EXHIBIT 99.03



The undersigned hereby consents to being named as Director of Building One Services Corporation (the "Company") and to the filing of this consent together with the Company's Annual Report on Form 10-K and any other documents.



March 29, 1999                                  /s/ Andrew Africk
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Date                                            Andrew Africk